Exhibit 99.1

Cerecor to Acquire Avadel Pharmaceuticals’ Pediatric Assets

Transaction is immediately accretive to revenue and earnings

Expands Cerecor’s pipeline via an exclusive license to use Avadel’s LiquiTime® and Micropump® technology in four pediatric drug candidates

BALTIMORE, MD — February 12, 2018 — Cerecor, Inc. (NASDAQ: CERC) today announced it has entered into definitive agreements with Avadel U.S. Holdings, Inc., and certain of its subsidiaries, to purchase and acquire all rights to Avadel’s marketed pediatric products. The acquired products consist of Karbinal™ ER, AcipHex® Sprinkle™, Cefaclor for Oral Suspension, and Flexichamber™. Additionally, Avadel Ireland will develop and provide Cerecor with four stable product formulations of Cerecor’s choosing utilizing its proprietary LiquiTime™ and Micropump® technology. Three of these development projects are already underway. The acquisition of these assets aligns with Cerecor’s strategy to become a leading U.S. pediatric pharmaceutical company.

“The acquisition of Avadel’s pediatric assets solidifies our base business while providing multiple avenues for future growth,” said Steven Boyd, a director of Cerecor and Chief Investment Officer of its majority stockholder, Armistice Capital, LLC. “Importantly, our newfound scale should enable non-dilutive investment in our broad, innovative pipeline creating value for both patients and stockholders.”

“This is a significant step forward for Cerecor. With an expanded commercial footprint and diversified pediatric product portfolio, we expect meaningful revenue and cost synergies,” said Robert Moscato, President and Chief Operating Officer of Cerecor. “I welcome the team from Avadel and look forward to working together to improve the lives of children.”

Under the terms of the asset purchase agreement, Cerecor will purchase Avadel’s interest in the Avadel pediatric assets for nominal cash payment and will assume certain of Avadel’s financial obligations to Deerfield CSF, LLC, which include a $15 million loan due in January 2021 and certain royalty obligations through February 2026. Trailing twelve-month net sales for the acquired products were approximately $8 million.

Under the terms of the licensing and development agreement, Avadel will develop and provide Cerecor with four stable product formulations utilizing its LiquiTime™ and Micropump® platforms. Cerecor will reimburse Avadel for any costs associated with the development of these products in excess of $1.0 million in aggregate. Upon transfer of the product formulations, Cerecor will assume all remaining development and regulatory costs. Once approved and marketed, Cerecor will pay Avadel quarterly royalties on net sales of such products.

The transaction is anticipated to close before February 28, 2018.

About Cerecor

Cerecor is a biopharmaceutical company focused on developing innovative therapies that make a difference in the lives of patients. The Company’s pipeline is led by CERC-301, which Cerecor currently intends to explore as a novel treatment for orphan neurological indications. Cerecor is also developing two pre-clinical stage compounds, CERC-611 and CERC-406. The Company’s R&D efforts are supported by revenues from its franchise of commercial medications led by Poly-Vi-Flor® (multivitamin and fluoride supplement tablet, chewable) and Tri-Vi-Flor® (multivitamin and fluoride supplement suspension/drops).

For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products, potential attributes and benefits of product candidates, the expansion of Cerecor’s drug portfolio, Cerecor’s ability to identify new indications for its current portfolio, and new product candidates that could be in-licensed, and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: risks associated with acquisitions, including the need to quickly and successfully integrate acquired assets and personnel; drug development costs, timing and other risks; Cerecor’s cash position and the potential need for it to raise additional capital; reliance on key personnel; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-

looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries

Maggie Beller

Russo Partners LLC

Maggie.Beller@RussoPartnersLLC.com

646-942-5631